Exhibit 10.1

EXECUTION VERSION

BILLPAYMENT PROCESSING AND PREPAYMENT OF ACCOUNTS

AGENCY AGREEMENT

This Agency Agreement (the “Agreement”) is made and entered into this November 27, 2020 (the “Effective Date”) by and between, on one hand by Cuentas, Inc. (“CUENTAS”) and, on the other hand Corporación en Investigación Tecnológica e Informática, S.A.P.I. de C.V. (“Master Agent” or “Agent”), may each be referred to hereafter as a “Party” and collectively as the “Parties” and with the presence of Blue Sky, LLC. (“Master Agent’s Correspondent” or “Agent’s Correspondent”) for the purposes that are stated below.

The Parties enter into this Agreement pursuant to the following Recitals, Representations and Clauses.

RECITALS

1.	WHEREAS, the Agent is a Mexican software development field, and is an authorized licensee of, certain Platform, as defined herein, which entitles him to sublicense the Platform.

2.	WHEREAS, CUENTAS maintains a network of several commercial, collection and payment points (direct and indirect) brick and mortar and online (by web and mobile applications), in USA, which are intended to collect money from payees who require payment of such service in Mexico of due invoices from Major Beneficiaries as a collection agent, bill payment and prepayment processor and is looking for a payment network provider to terminate bill pay and prepayment accounts in Mexico.

3.	WHEREAS, Master Agent has on its transactional Platform a payment network connected with more than [65] services to terminate bill pay and prepayment accounts transactions to commercial service providers (such as groceries, pharmacy, utilities), telecom operators (such as Mobile, Landline, internet and TV), government operators (such as taxes, duties) and others in Mexico and is willing to provide the service of payments in Mexico.

REPRESENTATIONS

I. CUENTAS through its attorney-in-fact represents that:

1.	It is a Florida Corporation, organized and existing pursuant to the laws of Florida, United States of America.

2.	It has full legal capacity and sufficient authority (corporate, organizational or otherwise) to enter into, and perform its obligations under this Agreement.

3.	The execution and performance of this Agreement are within the scope of its corporate purpose and do not and will not violate, or constitute a breach under: (a) any provision of its by-laws or organizational documents, (b) any agreement, contract, arrangement, license, judgment, resolution or order to which it is a party or by which the it or any of its assets is bound, or (c) any law or regulation, order or decree of any Governmental Authority.

4.	Its attorney-in-fact herein has the necessary powers and authority to execute this Agreement and to bind it to the terms hereof, and that such authority has not been limited, revoked or modified in any manner whatsoever.

5.	The resources with which it shall meet its obligations under this Agreement shall come from licit activities and are linked to the normal development of its commercial activities.

6.	It is its will and intent to enter into this Agreement in the terms and conditions set forth herein.

II. The Agent through its attorney-in-fact represents that:

1.	It is a company duly incorporated and validly existing under the laws of Mexico.

2.	It has full legal capacity and sufficient authority (corporate, organizational or otherwise) to enter into, and perform its obligations under this Agreement.

3.	It has all the authorizations, consents, approvals, licenses, filings or registrations with, any governmental agency or authority, or approval or consent of any other person, required for the Agent to carry-out its business as currently conducted and carry out the Services within the Mexican territory, or for the due execution, delivery or performance by Agent of this Agreement, or to comply or perform with the obligations assumed by it hereunder, which are legal, valid and enforceable against Agent in accordance with their terms.

4.	It is an authorized licensee of the Platform and such license entitles the Master Agent to sublicense the Platform in the terms stated herein.

5.	Its attorney-in-fact herein has the necessary powers and authority to execute this Agreement and to bind it to the terms hereof, and that such authority has not been limited, revoked or modified in any manner whatsoever.

6.	The execution and performance of this Agreement are within the scope of its corporate purpose and do not and will not violate, or constitute a breach under: (a) any provision of its by-laws or organizational documents, (b) any agreement, contract, arrangement, license, judgment, resolution or order to which it is a party or by which the it or any of its assets is bound, or (c) any law or regulation, order or decree of any Governmental Authority.

7.	There is no pending, and to the best of its knowledge after due inquiry, threatened action, claim, requirement or proceeding of any nature that affects or could reasonably be expected to affect: (a) the Platform (or any portion thereof); (b) the Agent’s legal and valid license of the Platform and its capacity to sublicense such Platform; or (c) the legality, validity or enforceability of this Agreement or any of the obligations of the Agent arising from or relating thereto.

8.	It is its will and intent to enter into this Agreement in the terms and conditions set forth herein.

9.	It has entered into a business relationship with the Agent’s Correspondent to seek on behalf of the Agent for customers and business opportunities in the United States of America, and as part of the trade agreements with the Agent’s Correspondent, the latter appears to the conclusion of this Agreement since it is will that part of the consideration owed by CUENTAS by means of this Agreement shall be deposited to the Agent’s Correspondent account.

III. The Agent’s Correspondent through its attorney-in-fact represents that:

1.	It is a company duly incorporated and validly existing under the laws of Texas.

2.	It has full legal capacity and sufficient authority (corporate, organizational or otherwise) to enter into this Agreement.

3.	Its attorney-in-fact herein has the necessary powers and authority to execute this Agreement and to bind it to the terms hereof, and that such authority has not been limited, revoked or modified in any manner whatsoever.

4.	It is its will to appear at this Agreement, since it will receive part of the amounts that corresponds to the Master Agent as a consideration for the Services, in accordance with the stated in this Agreement.

In consideration of the foregoing, the Parties hereto hereby agree as follows:

CLAUSES

FIRST. Defined Terms. As used in this Agreement, the following terms shall have the following meanings whenever such terms are used in their capitalized form:

“Affiliate” shall mean, with respect to any person or entity, any other person or entity that controls, is controlled by, or under common control with, such person or entity.

“Agreement” means this agreement, all annexes, exhibits and additions to this agreement and all modifications, amendments, extensions and renewals of this agreement.

“Anti-Money Laundering Laws” shall mean all financial recordkeeping and reporting requirements, as amended, the applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency, including, without limitation the Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita.

“Business Day” shall mean any day excepting those days on which banks are not authorized to operate or are required to close in Mexico or the USA.

“Confidential Information” shall mean information that each of the Parties furnishes to the other Party or to any of its Affiliates on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that is or at the time of disclosure by such person has become generally available to the public.

“Data Protection Laws” means: (a) the Ley Federal de Protección de Datos Personales en Posesión de los Particulares, and (b) any equivalent legislation, or regulation dealing with the same subject matter, anywhere in the world; each as applicable to the parties hereto, and each as amended, consolidated or replaced from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government having jurisdiction over any of the parties hereto.

“LFPDPP” means the Ley Federal de Protección de Datos Personales en Posesión de los Particulares and its regulations.

“Major Beneficiaries” means any commercial, collection and payment points (direct and indirect) brick and mortar and online, in USA.

“Main Beneficiaries” means any commercial service providers (such as groceries, pharmacy, utilities), Telecom operators (such as Mobile, Landline, internet and TV), government operators (such as taxes, duties) and other service providers in Mexico.

“Mexico” means the United Mexican States.

“MXN” means the lawful currency of Mexico.

“Party” has the meaning ascribed to such term in the preamble of this Agreement.

“Payee” has the meaning ascribed to such term in Clause Second of this Agreement.

“Payment Processing Request” has the meaning ascribed to such term in Clause Second of this Agreement.

“Personal Data” means any information concerning an identified or identifiable person.

“Platform” means the platform through which the Services will be rendered.

“Services” means the payment processing service, the electronic platform through which the payments will be made, and any related or supplementary product or service offered or to be offered by the Master Agent.

“USA” means United States of America.

In addition to the above defined terms, additional defined terms used herein shall have the respective meanings assigned thereto.

SECOND. Scope and Payment processing. By means of this Agreement, on one hand the Master Agent grants CUENTAS the right to use the Platform, in order to enable CUENTAS to process payment transactions for Main Beneficiaries located in Mexico for the users of CUENTAS network (“Payee”). In this context, CUENTAS agrees to use the Platform in the different payment points it has available for its users, for those payment transactions whose Main Beneficiaries are located in Mexico.

For the above, the Master Agent agrees to make payments in real time or batch, as correspond, in the name of the payee (“Payee”) based on the instructions received from CUENTAS (“Payment Processing Request”) and in Mexico through its Platform to the Main Beneficiaries, among other billers, third parties previously confirmed and accepted by CUENTAS, in relation to the due and payable invoices as well as prepayment services owed by a specific customer.

As consideration for the services of using the platform and payment processing, ACCOUNTS shall pay Agent’s correspondent for each successful transaction the fixed fee set out in Appendix A.

CUENTAS hereby authorizes the Master Agent to pay, receive, collect and credit the funds provided to the Master Agent, in accordance with the instructions given in the Payment Processing Request. The Agent will not use the funds provided by CUENTAS for any purposes other than those specifically instructed by CUENTAS.

The transaction occurs when, in USA, a Payee delivers a certain value, in US dollars, to the point of sales (direct or indirect) affiliated with CUENTAS, intended for the payment of a plan/invoice due and payable bills from a specific customer of the Main Beneficiaries in Mexico connected to the Platform.

The money, in USD, collected from the Payee will be used to cancel (in full or in part) the Main Beneficiary's invoice and may never be delivered to the specific Main Beneficiary in cash. CUENTAS will collect, reconcile and transfer money to pay off invoices from the Main Beneficiaries through the Agent.

This Agreement between Master Agent and CUENTAS will remain in effect for the duration of this Agreement (and any extension thereof) and, to the extent that Master Agent, remains connected to the respective Main Beneficiary in Mexico. The processing of CUENTAS payments to Master Agent will be initiated via ACH from the CUENTAS bank account to Master Agent´s bank account in Mexico who will exclusively use authorized banks or regulated financial institutions to make payments to the “Main Beneficiary” in Mexico.

At all times during the performance of its functions and obligations, CUENTAS and Master Agent will follow the instructions, addresses, account policies, payment authorizations and reconciliations of the respective Payees and Main Beneficiaries.

In order to carry out transactions, CUENTAS is obliged to transfer as a mandate to Agent on a weekly basis or as required, the amounts in Mexican pesos that will be deposited into an account in Mexico and such amounts will be the limit of payment transactions that may be made. That is, in no case shall the Agent be obliged to process transactions if the funds in the Mexico account are not sufficient to cover the amounts of the requested transactions.

Deposits made by CUENTAS by way of mandate to the Agent must always be deposited to the account specified by the Agent and in no case will a currency other than the Mexican peso shall be accepted. Likewise, as the Agent receives such amounts as a mandate, these amounts will not be considered income or the Agent's consideration for the services rendered.

THIRD. Delivery, application of the funds. CUENTAS agrees to provide to the Agent the amount of money in MXN necessary to meet the instructions given in the Payment Processing Request, through the use of: (i) any of the means available to that effect and authorized by the Agent; or (ii) the funds available in its account, provided they are sufficient to meet all the instructions given in the Payment Processing Request.

The funds will be credited to the Main Beneficiary immediately for the online transactions and no later than [2 (two) Business Days] from the date on which the Agent receives the Instruction for the Payment Processing Request.

In no event, the funds available in the Master Agent’s bank account shall be lower than 20% of the amount registered of all the transactions processed in the past week.

FOURTH. CUENTAS Obligations. In addition to the other obligations under this Agreement, CUENTAS agrees to:

a)	Transfer to the Master Agent in adavance the funds to perform transactions, according to the stated in clause First.
b)	Train its employees, subagents, and payment points by Master Agent's express instructions.
c)	Charge prices and fees to the Payees (Mexican residents or by-passers) who pay due bills or prepayment services provided or to be provided abroad (in Mexico) for the benefit of specific customers of the Main Beneficiary,
d)	Apply terms and conditions set forth in the service descriptions of the Main Beneficiaries product list, which may be modified from time to time.
e)	Use reasonable efforts at all times to make a quick, courteous and efficient collection, act in accordance with the highest standards of honesty, integrity and fair treatment in all relationships with such Payees and Master Agent and refrain from acts that that will cause discredit, dishonor, reflect negatively on or in any way damage Master Agent's reputation or image.
f)	Payment processing from abroad (invoice amount and fees) are charged simultaneously and cancellation of the transaction is not accepted, and funds will not be returned to the Payee in USA or the specific user in Mexico.
g)	Start operations with the Platform within thirty (30) calendar days upon the execution of this Agreement. As well as to do not interrupt or discontinue the availability of the Platform with no cause for more than 24 (twenty-four) hours.
h)	If a transaction is collected, accepted and confirmed as paid in real time by the Main Beneficiary but have not been reflected as credited in the account of the specific Payee, CUENTAS has 3 Business Days to receive complaints and/or complaints and notify Master Agent, so that it can resolve the issue in Mexico and, if not done, CUENTAS may contact the Payee, to receive refund instructions or may refund any credit card used by the Payee to process the particular payment. These values will be reconciled as discounts for transfers to Master Agent in weekly reports.
i)	Cuentas will receive weekly settlements from Master Agent which must be reconciled with its own operation and in case of any discrepancy immediately communicate to Master Agent. Excluding transactions (the ones that present discrepancies) and/or that maintain an open claim and that has not been resolved in the weekly cycle will not be included in the weekly settlements.
j)	Maintain documents and records that support the collection of products that are the subject of this Agreement for a period not less than eighty-four (84) months or any other longer period that may be required by applicable law, rule or regulation and that may be produced within a reasonable period of time.
k)	Master Agent shall prepay the collections associated with the Main Beneficiaries product and services. CUENTAS account balance must be positive (prepaid) and no less than the amount set forth in Clause Third and may not be offset by or through the reconciliation of payment processing associated fees.

l)	All payments received by CUENTAS must be in the U.S. dollars. Payments received by CUENTAS from the Payee will be assessed on the day they were received by CUENTAS for any exchange rate purposes (f/x), and not on the date of transfer to Master Agent. CUENTAS will transfer funds to process transactions in Mexican peso to the Master Agent bank account on a weekly basis. The bank information for transferring to Master Agent is:

IBAN: (TO BE PROVIDED)

ABA/SWIFT:

Bank:

Bank Address:

Beneficiary:

Address:

FIFTH. Master Agent Obligations. In addition to its other obligations under this Agreement, Master Agent agrees to:

a)	Train the Master Agent employees, Main Beneficiaries and specific points by CUENTAS express instructions.
b)	Technical support to CUENTAS staff in accordance to the stated in the SLA attached hereto as Appendix B.
c)	Claims Handling: Confirmed transactions will have a 3 Business Days delivery response to complaints and/or claims to notify CUENTAS, so that CUENTAS in turn can respond to the Payee and credit the Payee account in case the notification returns a credit to Payee status.
d)	Provide information and access to real-time reports between Cuentas, the specific user and the Main Beneficiaries
e)	Maintain documents and records that support the collection of products that are the subject of this Agreement for a period not less than eighty-four (84) months or any other longer period that may be required by applicable law, rule or regulation and that may be produced within a reasonable period of time.
f)	Provide access to the Master Agent’s Platform, by API, for CUENTAS and its network of subagents and payment points.
g)	Notify CUENTAS in the event of any variation on the Main Beneficiary lists, whether to add or remove collecting entities in Mexico.

SIXTH. Master Agent Rates. The Agent’s Correspondent will bill CUENTAS for the fees contained in Appendix A attached to this Agreement, which may be amended only by common written agreement between the Parties. CUENTAS agrees to pay Master Agent Correspondent in accordance with the schedule, terms and conditions set forth in this Agreement and the Appendix A attached to this Agreement, for all transactions associated with the Payees.

Master Agent agrees to share with CUENTAS, at the end of each week, a report containing the details of all successful transactions, containing the following information:

a)	Type of transaction sent to the Main Beneficiary
b)	Time and date (local time of the Main Beneficiary in Mexico) of each transaction;
c)	Value of the bill paid in MXN;
d)	Confirmation code issued, confirmed and applied by the Main Beneficiary in real time through the Master Agent´s Platform in Mexico;

The parties acknowledge and agree that the values set out in Appendix A are calculated for an estimated transaction run rate volume of $20,000,000 U.S. dollars of Services payments per year, and understanding that it will naturally take the business model to reach that goal, the Master Agent agrees to respect the fees to CUENTAS for such amount, even if is not reached from operations for a period of 9 months from the start of operations. However, at the end of that period, fees will be adjusted to the values contained in Appendix A.

SEVENTH. Authorization and Payment Transfer. - At the time CUENTAS reports in real time the transaction confirmation including the Main Beneficiary to whom the payment will be directed, CUENTAS authorizes the Master Agent´s Platform to follow the Payment Processing Request.

When Master Agent receives a CUENTAS instruction, CUENTAS on behalf of the Payee authorizes Master Agent to credit the payment account in favor of the specific customer and forward the payment of the funds on their behalf to the Main Beneficiary who originally billed the specific customer for the funds to arrive as reasonably as possible. These are instructions from the Payee that both Master Agent and CUENTAS must observe at the highest level of service and based on the invoiced payment date designated by the Main Beneficiary. Master Agent shall perform its functions as set forth in this Agreement, and payments shall be transferred to Master Agent and reconciled with CUENTAS on a weekly basis.

Master Agent will do its best to complete all payments correctly. However, Master Agent will not be liable if it is unable to complete payments initiated due to one or more of the following circumstances:

a)	If, for reasons beyond the control of the Master Agent and CUENTAS, the Payee does not have sufficient funds to complete the total amount of the invoice or transaction, partial payments are not accepted;
b)	The payment processing center (from the Main Beneficiary) is not working properly;
c)	Circumstances beyond the control of the Service (such as force majeure or fortuitous cases, including fire, flooding) prevent the correct execution of the transaction.

Nonetheless the foregoing, if the Master Agent is unable to process the Payment Processing Request and make the payment, the Master Agent will have to complete the Payment Processing Request within the next Business day.

EIGHTH. Payment Method. The Master Agent reserves the right to select the method for sending funds on behalf of CUENTAS to the Main Beneficiary in Mexico. These payment methods may include, but are not limited to, electronic payment, payment cheque, credit card or any other form of payment legally accepted in Mexico, or as otherwise stipulated in the agent contract between Master Agent and Main Beneficiaries.

NINTH. Confidential Information and Personal Data. The Agent agrees that it will not, without the prior written consent of CUENTAS (which shall not be unreasonably withheld), disclose (other than to its Affiliates) any Confidential Information with respect to CUENTAS or the Payees furnished to it under this Agreement, except (i) as may be required to comply with any applicable law or regulation or pursuant to legal process (and the Agent agrees that it will, to the extent reasonably practicable and if permitted by applicable law and regulation or by the legal process, give CUENTAS prior written notice of such disclosure reasonably sufficient to permit CUENTAS to contest such disclosure); (ii) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and thereunder, and (iii) as has become generally available to the public, is already in the Agent’s possession, or has been given to the Agent by a third party that is not, to the Agent’s knowledge, breaching confidentiality obligations with respect to CUENTAS; provided, further, that in no event shall the Agent be obligated or required to return any materials furnished by CUENTAS.

The provisions of this confidentiality shall remain in full force and effect for a period of at least three (3) years after the expiration or termination of this Agreement.

Within ten (10) Business days of the expiration or termination of this Agreement, each Party shall return to the other any physical or written record containing Confidential Information.

The Party that receives Confidential Information shall protect the confidentiality of any Confidential Information disclosed by the other Party using at least the degree of care that it uses to protect its own Confidential Information (but no less than a reasonable degree of care).

The Party that receive the Confidential Information shall, prior to providing any Affiliate, employee, or consultant access to any Confidential Information of the other Party, inform such Affiliate, employee, or consultant of the confidential nature of such Confidential Information and require such Affiliate, employee, or consultant to comply with its obligations hereunder with respect to such Confidential Information. The Party that received the Confidential Information shall be responsible to the other Party for any violation of this Clause by any such Affiliate, employee, or consultant.

Furthermore, with respect to the Personal Data gathered by Master Agent though the services provided to CUENTAS and Payees under this Agreement, Master Agent shall, and shall procure that each of its personnel, and its agents shall comply with all Data Protection Laws, to the extent applicable.

The Master Agent represents and warrants to CUENTAS that it (i) shall implement appropriate technical and organizational measures in order to ensure their activities regarding the processing of Personal Information will meet the requirements of applicable Data Protection Laws, (ii) shall implement the necessary mechanisms and procedures to protect Personal Data in accordance with the levels required by the LFPDPPP, and (iii) it will ensure Personal Data is kept confidential.

TENTH. Technical Timeouts. CUENTAS must receive a response from Master Agent systems within 60 seconds; if the response is not received within that period, the transaction will be considered in process, and CUENTAS must withhold the value of such transaction until the conciliation at the end of the day. Once the Parties have an agreement about the conciliation of such day, if applicable, CUENTAS shall free the resources from the Payee’s account and neither CUENTAS nor the payee will be liable to Master Agent for the value of this transaction.

ELEVENTH. Permits and Authorizations. The Agent shall obtain and maintain any and all required authorizations, permissions and approvals for providing the Service and for the manufacture, marketing, distribution, sale and use of the Platform.

TWELFTH. Termination. This Agreement shall terminate with a ten-day written notice to the Master Agent of the occurrence of any of the following events:

a)	A bankruptcy petition is filed by or against the Master Agent and is not dismissed within sixty (60) days.
b)	The Agent becomes insolvent, makes an assignment for the benefit of creditors or submits a request for reorganization or agreement.
c)	The Agent does not perform any material duty required by this Agreement and does not cure such breach within thirty (30) days of written notice of such breach. Any notice period given under this Subsection (iii) shall be without prejudice to any claim for damages or any other rights of CUENTAS and The Agent under this Agreement at the time of such termination.
d)	Effect of early termination for justiciable cause: In the event of termination of this Agreement for this reason, the Agent shall be entitled to any signed compensation and any future payment to be received immediately.
e)	This contract may also be terminated for non-compliance of CUENTAS.
f)	By agreement of the Parties.

THIRTEENTH. Term. This Agreement commences on the Effective Date and unless sooner terminated, shall continue for 5 years, renewing itself automatically for additional 2 year periods in the event that neither party terminates it at least 60 days in advance of the date of expiration.

Notwithstanding the above mentioned, either of the Parties may terminate this Agreement at any time and with no reason, by prior written notification to the other Party with at least 60 (sixty) days from the effective termination date.

FOURTEENTH. Force Majeure.- Neither Party shall be liable for any delay or failure to execute any Part to this Agreement due to cause or circumstances beyond its control, such as acts of God, acts of civil or military authorities, legislative, executive or judicial acts of any governmental entity, government regulations, embargoes, epidemics, pandemics, wars, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods or other major environmental disturbances, power outages, strikes or for any other similar cause (Force Majeure Condition). In the event of force majeure, the performance of the affected party shall be excused as long as force majeure is present, and the Parties shall cooperate to minimize the adverse impact of such non-compliance.

FIFTEENTH. General Provisions.- It is expressly agreed that it will not constitute a waiver, the abstention by either party from the exercise of any right, power, remedy or power insured by law or by this instrument or any tolerance for delay in fulfilling any of the obligations of either Party; the same that shall not prevent the other Party, in its sole discretion, from exercising at any time those rights, powers, remedies or powers provided for in such cases in this Agreement, which are cumulative and non-exclusive in relation to those provided for in law.

Any waiver, modification, alteration or addition to this Agreement, or any of its clauses and all notices and notices made as a result of this Agreement, shall bind the Parties only if they have been made in writing and signed by their representatives with valid powers of attorney.

In the event that any provision of this Agreement is or is to become legally ineffective or invalid, the validity or effect of the remaining clauses shall not be affected. Without prejudice to the right of resolution provided for in this Agreement, where a clause has been declared void, it shall be replaced by another in accordance with the common intention of the Parties reflected in this Agreement.

This contract may not be assigned by either Contracting Party, unless expressly authorized in writing by the other.

The Parties agree to indemnify and hold the other Party from any and all claims, including claims, actions, claims, as well as any and all damages, judgments, expenses and/or other liability, including reasonable attorney's fees and costs incurred arising out of or relating to any of Master Agent's activities arising out of or relating to this Agreement.

This Agreement is for the sole benefit of the Parties and their permitted assignees. Nothing herein, express or implied, shall be created or construed to create any rights enforceable by or on behalf of third parties.

This Agreement shall be binding and in the best interest of the permitted successors or assigns of the Parties.

All obligations under this Agreement shall be subject to the laws and orders, regulations and decisions of valid and applicable governmental agencies.

Any notice or notification that the Parties must or wish to make in connection with this Agreement shall be made (i) personally with acknowledgement of receipt, (ii) by specialized courier, with acknowledgement of receipt, or (iii) by e-mail, to the following addresses, e-mails:

For Master Agent:

Address:

Xxxxx

email@email.com

For CUENTAS:

Address:

Xxxxx

email@email.com

For Master Agent’s Correspondent:

Address:

Xxxxx

email@email.com

SIXTEENTH: Money Laundering And Financing Terrorism.- The Parties manifest under the gravity of the oath, that the origin of the funds to be delivered under this contract is lawful and that the resources do not come from the money laundering, financing of terrorism, drug trafficking, illegal collection of money and in general of any illicit activity and which are also aware of the penalties contained in the Anti-Money Laundering Laws applicable to each Party; in the same way, they manifest under the gravity of the oath, that the resources that will receive developing this contract, will not be earmarked for any of the activities described above and that such funds , as well as transactions carried out under this contract, have no or effect on the conduct or financing of illegal activities; therefore, each Party exempts the other from all liability, including to third parties, if this statement is false or erroneous. For the purposes of the foregoing, each Party expressly authorizes the other party to consult the relevant lists, information systems and databases and, if any reports are found, may advance the corresponding contractual and/or legal actions.

The Parties undertake to carry out all activities aimed at ensuring that all their partners, administrators, customers, suppliers, employees, etc., and their resources, are unrelated or come from, illegal activities, in particular, of those set out above. Furthermore, the Parties undertake to comply in all relevant aspects with the Anti-Moni Laundering Laws applicable to each Party.

SEVENTEENTH. Personal Data. - The Parties hereby authorize the processing of personal data that are required and provided for the correct execution of the contracted object and of which their employees, collaborators, dependents, partners, contractors, shareholders, suppliers, customers, agents or in general of any person who may intervene at any stage of the execution of the contract on assistance of the Parties are holders. The above authorization includes the possibility of transmitting and/or transferring the national and international personal data provided where this is necessary for the performance of the Agreement.

EIGHTEENTH. Indemnification.- Master agent hereby agrees to indemnify, defend and hold harmless Cuentas, and its respective officers, directors and employees from and against any and all losses resulting from or arising out of: (i) any misrepresentation, alleged misrepresentation, breach or alleged breach of any warranty, covenant or agreement made in this Agreement; (ii) any and all claims, investigations, suits or proceedings initiated by any Governmental Authority, regarding, caused by or derived from any non-compliance, breach or default, with respect to the of any applicable legal and regulatory provisions; and (iii) all claims, investigations, suits or proceedings initiated by Main Beneficiaries, regarding, caused by or derived from this Agreement.

Master Agent undertakes to defend CUENTAS from any judicial or extrajudicial claim, for the reasons set out above, arising in the development of this Agreement and to recognize the costs associated with such defense, including but not limited to attorneys' fees and auxiliaries to justice.

Any party receiving a notification undertakes to notify the other Party immediately using the most expeditious means for the obligated party to assume the defense in the shortest possible time. In the event of omission of the duty of notification, the obligated party may waive its obligations to the extent that such omission has affected its right to the defense.

NINETEENTH. Business Continuity. The Parties agree that the uninterrupted provision of the Services by the Agent is essential for the business operations of CUENTAS. Therefore, the Agent will develop, implement and maintain business continuity policies and disaster recovery plans and ensure that its staff is adequately trained to execute the plan in the event of a disaster or Force Majeure Event or any other emergency or discontinuation of business that disrupts the performance of the Services. This plan should be reviewed, tested and updated on an annual basis. At CUENTAS’ request, from time to time, the Agent shall provide an audit report of an independent auditor assessing Agent’s state of business continuity management readiness and compliance with the business continuity and disaster recovery provisions of this Agreement.

TWENTIETH. Modification. No modification or amendment to this Agreement shall be effective unless in writing signed by authorized representatives of both Parties.

TWENTY-FIRST. Governing Law, Venue. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida or Mexico City without giving effect to the conflicts of law provisions thereof. Any disputes, controversies, or claims in connection with or arising out of this Agreement, its negotiation, breach, existence, validity, or termination, shall proceed in a federal or state court located, in the Borough of Miami, Florida or Mexico City, on the election of the plaintiff. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts. Each Party irrevocably waives, to the fullest extent permitted by Applicable Law, any objection to the laying of venue in such courts of any legal action or proceeding arising out of or relating to this Agreement and any claim that any such action or proceeding has been brought in an inconvenient forum. EACH PARTY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. Service of process shall be made in any manner allowed by applicable Law.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in, as of the day and year first above written.

CUENTAS, INC.		Corporación en Investigación Tecnológica e
Informática, S.A.P.I. de C.V.

By:	/s/ Arik Maimon	By:	/s/ Humberto García Marín
Name:	Arik Maimon	Name:	Humberto García Marín
Title:	CEO	Title:	CEO

APPENDIX A

RATES FOR AGENT SERVICES AND PAYMENT PROCESSING

Below is the rate table that CUENTAS must pay Master Agent Correspondent for each transaction that CUENTAS sends for termination of an invoice.

Annual Volume of transactions USD (top of rank)
$ 1,000,000.00	$ 5,000,000.00	$ 20,000,000.00	$ 40,000,000.00	$ 50,000,000.00
USD per transaction
$ REDACTED	$ REDACTED	$ REDACTED	$ REDACTED	$ REDACTED

For all transactions processed by CUENTAS in USA, CUENTAS will pay Master Agent Correspondent a per transaction service fee specified in the above table to process the payment on behalf of the Payee to the Main Beneficiary in in Mexico.

This service fee represents CUENTAS payment processing service fee, paid by CUENTAS.

These payments must be done in USD dollars to Master Agent Correspondent every seven business days.

The following table includes the services that will be processed online or batch and if is allowed or not the cancelation of the payment and its condition to accept the cancellation.

MAIN BENEFICIARIES	PROCESSING PAYMENT OPTION	BALANCE REQUEST ALLOWED?	PAYMENYS ON DUE DATE?	CANCELLATIONS?	CANCEL CONDITIONS
WATER SERVICES
AGUAKAN (Quintana Roo)	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
AyDM (Monterrey)	BATCH	NO	NO	NO	NA
JUMAPA (Celaya)	BATCH	NO	NO	NO	NA
YESAPA (Guadalajara)	BATCH	NO	NO	NO	NA
CMAPAS (Salamanca)	BATCH	NO	NO	NO	NA
AMD (Aguas de Durango)	BATCH	NO	NO	NO	NA
VEOLIA (Agua de Aguascalientes)	BATCH	NO	NO	YES	NA
COMAPA (Nuevo Laredo)	BATCH	NO	NO	NO	NA
AGUA DE SALTILLO	BATCH	NO	NO	NO	NA

JAPAY (Agua de Mérida)	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
SOAPAP (Puebla)	ONLINE	YES	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
INTERAPAS (San Luis PotoYES)	BATCH	NO	NO	NO	NA
JMAS (Chihuahua)	BATCH	NO	NO	NO	NA
JAD (Matamoros)	BATCH	NO	NO	NO	NA
CESPE (Ensenada)	ONLINE	YES	NO	NO	NA
CESPE (Ensenada)	ONLINE	YES	NO	NO	NA
CEA (Querétaro)	ONLINE	NO	NO	NO	NA
CESPT (Tijuana)	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
YESDEAPA (Gómez Palacio)	BATCH	YES	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
TELECOMUNICATIONS FIXED LINES
AXTEL	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
MAXCOM	ONLINE	YES	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
MAXCOM	ONLINE	YES	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
TELMEX	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION

TELMEX	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
TELNOR	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
TELNOR	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
TV PAYMENT SERVICES
NETTV	ONLINE	YES	YES	NO	NA
CABLEVIYESÓN MONTERREY	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
MULTIMEDIOS SALTILLO	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
DISH	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
IZZI TELECOM	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
SKY	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
VeTV	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
MEGACABLE	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
MEGACABLE	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION

TOTAL PLAY	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
INTERNET SERVICES
BLUE TELECOM	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
ON	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
GAS SERVICES
GAS NATURAL NATURGY	ONLINE	YES	YES	NO	NA
FEDERAL GOVERMENT SERVICES
CFE	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
INFONAVIT	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
GOVERNMENT PAYMENTS
GOBIERNO DEL ESTADO DE MÉXICO*	ONLINE	NO	NO	NO	NA
GOBIERNO DE LA CIUDAD DE MÉXICO*	ONLINE	NO	NO	NO	NA
GOBIERNO DE GUANAJUATO*	ONLINE	NO	NO	NO	NA
GOBIERNO DE JALISCO*	BATCH	NO	NO	NO	NA
GOBIERNO DE MICHOACÁN*	ONLINE	NO	NO	NO	NA
GOBIERNO DE TLAXCALA*	ONLINE	NO	NO	NO	NA
GOBIERNO DE COAHUILA*	ONLINE	NO	NO	NO	NA
GOBIERNO DE HIDALGO*	ONLINE	NO	NO	NO	NA

MUNICIPIO DE QUERÉTARO*	BATCH	NO	NO	NO	NA
MUNICIPIO DE LEÓN*	ONLINE	NO	NO	NO	NA
MUNICIPIO DE NAUCALPAN *	ONLINE	NO	NO	NO	NA
MUNICIPIO DE REYNOSA	ONLINE	NO	NO	NO	NA
TELCO SECTOR
MOVISTAR	ONLINE	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
TELCEL*	ONLINE	YES	NO	NO	NA
AT&T/IUSACELL	ONLINE	YES	YES	YES	OVER THE SAME DAY OF THE TRANSACTION
ROADWAY CHARGES
TELEVIA	ONLINE	NO	NO	NO	NA
PASE*	ONLINE	YES	NO	NO	NA
RETAIL
MUNDOJADE	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
NATURA	BATCH	NO	NO	NO	NA
ILUYESÓN	BATCH	NO	NO	NO	NA
AVON	BATCH	NO	NO	NO	NA
L´BEL	BATCH	NO	NO	NO	NA
FINANCIAL SERVICES
ALIADOS	ONLINE	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
FOMERREY *	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION
INSTITUTO DE LA VIVIENDA DE MONTERREY *	BATCH	NO	NO	YES	OVER THE SAME DAY OF THE TRANSACTION

APPENDIX B

Master Agent will provide exclusive access to Cuentas for this agreement regarding International Bill Pay activities from the USA to Mexico. Master Agent will not offer International Bill Pay services from the USA to Mexico to other parties while this agreement is active.

APPENDIX C

A third party Agent will receive a commission for making the introduction between the parties.